UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TELENAV, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to Proxy Statement for

2019 Annual Meeting of Stockholders

To Be Held on Wednesday, November 20, 2019

Explanatory Note

This proxy statement supplement dated November 6, 2019 (this “Supplement”) supplements the Proxy Statement of Telenav, Inc. (the “Company”) dated October 10, 2019 (the “Proxy Statement”) which the Company previously made available to its stockholders in connection with the solicitation of proxies by the Company’s board of directors (the “Board of Directors”) for use at the Company’s 2019 annual meeting of stockholders, and any postponements, adjournments or continuations thereof (the “2019 Annual Meeting”). This Supplement updates the Proxy Statement and should be read in conjunction with it.

The purpose of this Supplement is to provide stockholders with additional information regarding the terms of a performance-based restricted stock unit award that the Company granted on October 29, 2018 to the Company’s Chief Executive Officer (the “CEO PSU Award”). The Company disclosed the CEO PSU Award in the “Executive Compensation” section of the Proxy Statement.

This Supplement does not change the proposals to be acted on at the 2019 Annual Meeting or the recommendations of the Board of Directors in relation thereto. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

CEO PSU Award

Set forth below is certain information regarding the CEO PSU Award which the Company granted to Dr. HP Jin, the Company’s Chief Executive Officer, under the Company’s 2009 Equity Incentive Plan and award agreement thereunder. The CEO PSU Award covered 240,000 shares of the Company’s common stock.

The CEO PSU Award is subject to four performance milestones, each of which would trigger twenty-five percent (25%) of the shares subject to the CEO PSU Award becoming eligible to vest. Vesting is also contingent on Dr. Jin’s continued service through specified dates. Each such performance milestone requires the Company to achieve during the three-year period following the CEO PSU Award’s grant date a specified price threshold with respect to the Company’s common stock, which is determined by the trailing average closing price per share on the Nasdaq Global Market for a fifty (50) trading day period (the “Stock Price”). The respective Stock Price thresholds under the CEO PSU Award are $10.00, $12.00, $14.00 and $16.00.

On October 29, 2018, the grant date of the CEO PSU Award, the closing price of a share of the Company’s common stock on the Nasdaq Global Market was $4.26 per share.